Exhibit 10.6.1

FIRST AMENDMENT TO LEASE

This First Amendment To Lease (“Amendment”) is made this 11th day of May, 2018, and shall be effective as of January 1, 2018 (the “Effective Date”), by and between Pontiac Center Investment, LLC, a Michigan limited liability company (the “Landlord”) and United Shore Financial Services, LLC, a Michigan limited liability company (the “Tenant”) with respect to the Lease dated June 28, 2017 (the “Lease”) of the premises commonly known as 585 South Boulevard East, Pontiac, Michigan, as more particularly described in the Lease (the “Premises”).

RECITALS:

WHEREAS, following the execution and delivery of the Lease the Landlord and Tenant discovered that the street address of the Demised Premises identified in the Lease was incomplete and the Landlord and Tenant desire to amend the Lease, as provided in this Amendment;

NOW, THEREFORE, in consideration of the promises and covenants set forth in this Amendment, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby severally acknowledged, the Landlord and Tenant hereby agree as follows:

1.    Capitalized Terms. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

2.    Amendment of Lease. The Landlord and Tenant hereby agree that the Lease shall be amended as follows:

(a)    all references to the street address of the Demised Premises being “585 South Boulevard, Pontiac, Michigan” contained in the Lease shall be stricken and deleted from the Lease and shall be replaced with and superseded by “585 South Boulevard, also known as 585 South Boulevard East, Pontiac, Michigan.”

3.    Counterparts and Execution. This Amendment may be executed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures and electronically transmitted copies of signatures (e.g., in an Adobe PDF file) shall be deemed valid and binding to the same extent as the original.

4.    Ratification of Lease. Except as expressly amended hereby, the Lease shall remain in full force and effect between the Landlord and Tenant and is hereby ratified and affirmed by them.

WHEREFOR, the Landlord and Tenant have executed this Amendment to the Lease as of the date first set forth above.

LANDLORD:

Pontiac Center Investment, LLC,
a Michigan limited liability company

By:	/s/ Jeffrey A. Ishbia
Jeffrey A. Ishbia
Its:	Manager

TENANT:

United Shore Financial Services, LLC,
a Michigan limited liability company

By:	/s/ Mathew Ishbia
Mathew Ishbia
Its:	Chief Executive Officer